FIRST AMENDMENT TO THE
ETF DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT to the ETF Distribution Agreement dated as of December 28, 2021 (the “Agreement”), is entered into by and between the ADVISORS SERIES TRUST, a Delaware business trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor"), with an effective date of September 22, 2022.

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein; and

WHEREAS, the parties to the Agreement desire to amend Exhibit A of the Agreement to reflect the addition of The Reverb ETF;

WHEREAS, Section 8(b) of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The following funds are added to Amended Exhibit A:

The Reverb ETF

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ADVISORS SERIES TRUST	QUASAR DISTRIBUTORS, LLC

By:	By:

Name/title:	Name/title:

Date:	Date:

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AMENDED EXHIBIT A

Fund List

VegTech Plant-based Innovation & Climate ETF
The Reverb ETF

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